UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2014

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX          78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 15, 2014, Silicon Laboratories Inc. (the “Company”) held its Annual Meeting of Stockholders.  The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1 — Election of Class I Directors

	Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
Navdeep S. Sooch	26,898,204	11,787,932	—	1,886,451
Laurence G. Walker	32,527,346	6,158,790	—	1,886,451
William P. Wood	38,462,230	223,906	—	1,886,451

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending January 3, 2015

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
40,475,650	90,056	6,881	—

Proposal 3 — Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
38,112,834	506,657	66,645	1,886,451

Proposal 4 — Approval of the amendments to the 2009 Stock Incentive Plan as disclosed in the Company’s Proxy Statement

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
36,981,613	1,700,133	4,390	1,886,451

Proposal 5 — Approval of the material terms of the Amended 2009 Stock Incentive Plan as disclosed in the Company’s Proxy Statement

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
38,378,118	303,987	4,031	1,886,451

Proposal 6 — Approval of the amendments to the 2009 Employee Stock Purchase Plan as disclosed in the Company’s Proxy Statement

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
38,308,769	374,448	2,919	1,886,451

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

April 16, 2014	/s/ John C. Hollister

Date	John C. Hollister
Senior Vice President and Chief Financial Officer (Principal Financial Officer)